As filed with the Securities and Exchange Commission on March 3, 2026

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

Viking Holdings Ltd

(Exact name of registrant as specified in its charter)

Bermuda (State or other jurisdiction of incorporation or organization)	Not Applicable (I.R.S. Employer Identification No.)
94 Pitts Bay Road Pembroke, Bermuda (Address of Principal Executive Offices)	HM 08 (Zip Code)

Viking Holdings Ltd Second Amended and Restated 2018 Equity Incentive Plan
Viking Holdings Ltd 2024 Employee Share Purchase Plan
(Full title of the plans)

Leah Talactac
President and Chief Financial Officer
Viking Holdings Ltd
5700 Canoga Avenue
Woodland Hills, CA 91367
(Name and address of agent for service)
(818) 227-1234
(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

REGISTRATION OF ADDITIONAL SHARES
PURSUANT TO GENERAL Instruction E

Pursuant to General Instruction E of Form S-8, Viking Holdings Ltd (the “Registrant”) is filing this Registration Statement on Form S-8 (the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) to register (a) 4,456,784 additional ordinary shares, par value $0.01 per share, of the Registrant (the “ordinary shares”) reserved for issuance under the Viking Holdings Ltd Second Amended and Restated 2018 Equity Incentive Plan (the “Incentive Plan”), pursuant to the provision of the Incentive Plan providing for an annual automatic increase in the number of shares reserved for issuance under the Incentive Plan and (b) 4,456,784 additional ordinary shares reserved for issuance under the Viking Holdings Ltd 2024 Employee Share Purchase Plan (the “ESPP”), pursuant to the provision of the ESPP providing for an annual automatic increase in the number of shares reserved for issuance under the ESPP. This Registration Statement hereby incorporates by reference the contents of the Registrant’s previous Registration Statements on Form S-8 filed with the Commission on April 30, 2024 (Registration No. 333-279021) and on March 11, 2025 (Registration No. 333-285702). In accordance with the instructional note of Part I of Form S-8 as promulgated by the Commission, the information specified by Part I of Form S-8 has been omitted from this Registration Statement.

ITEM 8. EXHIBITS

The following exhibits are filed herewith or incorporated by reference:

Exhibit Number	Description
4.1	Memorandum of Association of the Company (incorporated herein by reference to Exhibit 3.1 to the Company’s Registration Statement on Form F-1, filed September 9, 2024).

4.2	Bye-laws of the Company (incorporated herein by reference to Exhibit 3.2 to the Company’s Registration Statement on Form F-1, filed September 9, 2024).

4.3	Form of Certificate for Ordinary Shares (incorporated herein by reference to Exhibit 4.1 to the Company’s Registration Statement on Form F-1, filed September 9, 2024).

4.4	Second Amended and Restated 2018 Equity Incentive Plan (incorporated herein by reference to Exhibit 10.1 to the Company’s Registration Statement on Form F-1, filed September 9, 2024).

4.5	2024 Employee Share Purchase Agreement (incorporated herein by reference to Exhibit 10.2 to the Company’s Registration Statement on Form F-1, filed September 9, 2024).

5.1*	Opinion of Conyers Dill & Pearman Limited.

23.1*	Consent of Conyers Dill & Pearman Limited (included in Exhibit 5.1).

23.2*	Consent of Ernst & Young AS.

24.1*	Power of Attorney (included on the signature page of this Registration Statement).

107*	Filing Fee Table.

* Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on March 3, 2026.

VIKING HOLDINGS LTD

By:	/s/ Leah Talactac
Name: Leah Talactac
Title: President and Chief Financial Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Torstein Hagen and Leah Talactac and each of them, individually, as attorneys-in-fact with full power of substitution, for him or her in any and all capacities, to do any and all acts and all things and to execute any and all instruments which said attorneys and agents may deem necessary or desirable to enable the registrant to comply with the Securities Act, and any rules, regulations and requirements of the Securities and Exchange Commission thereunder, including, without limitation, the power and authority to sign the name of each of the undersigned in the capacities indicated below to the Registration Statement on Form S-8, or the Registration Statement, to be filed with the Securities and Exchange Commission, to any and all amendments or supplements to such Registration Statement, whether such amendments or supplements are filed before or after the effective date of such Registration Statement, and to any and all instruments or documents filed as part of or in connection with such Registration Statement or any and all amendments thereto, whether such amendments are filed before or after the effective date of such Registration Statement; and each of the undersigned hereby ratifies and confirms all that such attorneys and agents shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Torstein Hagen	Chairman of the Board and Chief Executive Officer	March 3, 2026
Torstein Hagen	(Principal Executive Officer)

/s/ Leah Talactac	President and Chief Financial Officer	March 3, 2026
Leah Talactac	(Principal Financial Officer and Principal Accounting Officer)

/s/ Richard Fear	Director	March 3, 2026
Richard Fear

/s/ Morten Garman	Director	March 3, 2026
Morten Garman

/s/ Paul Hackwell	Director	March 3, 2026
Paul Hackwell

/s/ Karine Hagen	Director	March 3, 2026
Karine Hagen

/s/ Tore Myrholt	Director	March 3, 2026
Tore Myrholt

/s/ Pat Naccarato	Director	March 3, 2026
Pat Naccarato

/s/ Jack Weingart	Director	March 3, 2026
Jack Weingart

SIGNATURE OF AUTHORIZED U.S. REPRESENTATIVE OF THE REGISTRANT

Pursuant to the requirements of the Securities Act, the undersigned certifies that it is the duly authorized United States representative of the registrant and has duly caused this registration statement to be signed by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on March 3, 2026.

VIKING HOLDINGS LTD

By:	/s/ Leah Talactac
Name: Leah Talactac
Title: President and Chief Financial Officer